Exhibit 10.4

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------
                             NESCO INDUSTRIES, INC.
                             ----------------------
                                       To
                                       --
                                MATTHEW HARRITON
                                ----------------

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made by and between NESCO INDUSTRIES, INC., a Nevada corporation ("Company") having an address at 22-09 Queens Plaza North, Long Island City, NY 11101 and MATTHEW HARRITON an individual having an address at 305 Madison Avenue, Suite 4510, New York, NY 10165 ("Optionee").


                                    RECITALS
                                    --------

     A. Optionee is an employee of the Company and/or of one or more of its affiliates or subsidiaries (each, a "Related Corporation") and desires to have the opportunity to purchase shares of common stock of the Company ("Nesco Common").

     B. Company is party to a certain Share Exchange Agreement (the "Share Exchange Agreement") with Hydrogel Systems, Inc., a Delaware corporation ("HDS"), certain security holders of Hydrogel (the "HDS Signatories") and certain security holders of Company (the "Nesco Signatories")

     C. The Company has agreed in the Share Exchange Agreement and further desires for business purposes to make shares of Nesco Common available for purchase by Optionee as an inducement to the continuing participation of Optionee in the business and affairs of the Company and/or the Related Corporations.

     ACCORDINGLY, the Company and Optionee agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company grants to Optionee the right and option (the "Option") to purchase up to 5,000,000 shares of Nesco Common (the "Shares") at an exercise price based on the Applicable Trading Price as defined herein, on the terms set forth in this Agreement.

     2. NONQUALIFIED OPTION. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     3. TERM OF OPTION. The term of the Option shall commence on the Closing Date as defined in the Share Exchange Agreement (May __, 2004) and, subject to earlier termination as set forth in this Agreement, shall expire on the fifth anniversary of the Closing Date (May __, 2009, the "Expiration Date").

     4. NONTRANSFERABLE. Except as provided in Section 11 of this Agreement, neither the Option nor the rights and privileges conferred upon Optionee under this Agreement may be transferred, assigned, pledged or hypothecated in any

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manner  (whether by operation of law or otherwise)  other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any such right or privilege contrary to the provisions of (i) the Code, or (ii) any sale, levy, attachment or similar process attempted with respect to the Option or such rights or privileges, such Option, right or privilege shall automatically terminate and become null and void. This Section 4 shall govern over any inconsistent term set forth in any current or future agreement concerning the transfer in general of the Company's shares of capital stock to which the Company, Optionee and/or the Company's shareholders may be parties.

     5. VESTING/SHARES.

     5.1. This Option shall be immediately exercisable for the purchase of 2,000,000 Shares and exercisable as to an additional 1,000,000 Shares of commencing on each of the first, second and third anniversaries of the Closing Date, respectively, provided that Optionee remains a consultant to or employee of Company or a Related Company.

     5.1.1. If Company exercises its right to terminate the Employment Agreement it has with Optionee after the Initial Term thereof, without specifying reasons for termination that constitute grounds for termination for "cause" as defined in the Employment Agreement, this Option shall become immediately exercisable as to all 5,000,000 Shares.

     5.1.2. Once exercisable as set forth above, this Option shall remain exercisable for such Shares thereafter until exercised or until the expiration or termination of this Option as set forth in this Agreement.

     5.2. Anything contained in this Section to the contrary notwithstanding, until the last to occur of the filing of the Information Statement with the SEC and filing of the Additional Capitalization Amendment (both as described in the Share Exchange Agreement) to the extent that the Option is exercisable for Shares, it shall instead be exercisable for the equivalent number of shares of Nesco Series B Preferred.

     6. EXERCISE.

     6.1. Exercise Notice. Once vested as set forth in Section 5, the Option may be exercised from time to time in accordance with the terms of this Agreement by written notice of exercise substantially in the form attached hereto as Exhibit A (the "Exercise Notice") signed by Optionee and Optionee's spouse, if any (or, in the case of a permitted exercise of the Option after the death of Optionee, by the executor, administrator, heir or legatee of Optionee, as the case may be and the spouse, if any, of such heir or legatee), and delivered by Optionee to the Company at the address set forth in this Agreement for notices to the Company. The Exercise Notice shall state the number of Shares as to which the Option is being exercised and the date of exercise. The Exercise Notice shall also state the date (not a Saturday, Sunday or legal holiday) for completing the

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purchase of Shares covered by the Exercise Notice, which date shall be not later than 15 days after the date of the Exercise Notice. The closing of the purchase of Shares pursuant to an exercise of the Option shall take place at the Company's principal executive offices.

     6.2. Payment. Upon the date set forth in the Exercise Notice for completion of the purchase, payment of the full exercise price for the Shares with respect to which the Option is being exercised shall be made by certified check or other immediately available funds.

     6.3. Exercise Price. The price per share (the "Exercise Price") shall be the Applicable Trading Price. "Applicable Trading Price" means the lesser of (i) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days prior to the Closing Date (as adjusted to reflect the Reverse Split contemplated by the Share Exchange Agreement by multiplying such price by the number of shares of Nesco Common that became one share thereof in the Reverse Split), and (ii) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days commencing on the 31st day following the effective date of the Reverse Split (the "Post-Split Period"); provided, however, whenever this Agreement provides for application of the Applicable Trading Price at any time prior to commencement of the Post-Split Period, the Applicable Trading Price shall be the price determined under clause
(i) of this paragraph.

     7. WITHHOLDING. Prior to delivering certificates for any Shares purchased upon exercise of the Option, the Company shall determine the amount of any federal, state or local tax, if any, which is required to be withheld under applicable law and shall collect from Optionee the amount of any such tax to the extent not previously withheld.

     8. NO RIGHTS AS SHAREHOLDER. Neither Optionee nor Optionee's permitted successors or assigns shall have any rights or privileges as a shareholder with respect to any Shares subject to the Option until Optionee has exercised the Option with respect to such Shares and stock certificate(s) have been issued to Optionee for the Shares as to which the Option was exercised. The Company shall issue such certificate(s) as expeditiously as possible.

     9. CONTINUATION OF EMPLOYMENT. Neither the grant of the Option, execution of this Agreement nor exercise of any portion of the Option shall confer upon Optionee any right to, or guaranty of, continued employment by the Company and/or any Related Corporation, or in any way limit the right of the Company or such Related Corporation to terminate the employment of Optionee at any time.

     10. TERMINATION EVENTS

     10.1. Termination of Employment, Death and Disability.

     10.1.1. In General. In the event that the Company's employment of Optionee should terminate because of Optionee's retirement or for any reason (including but not limited to voluntary termination by Optionee and termination of Optionee by Company without "cause"), other than because of death, Disability (as defined in subsection 10.1.3) or for "cause" (as defined in subsection 10.1.4), the Option may be exercised by Optionee at any time prior to the Expiration Date or

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the expiration of three months after the effective  date of such  termination of employment, whichever is earlier, but only if and to the extent Optionee was entitled to exercise the Option at such effective date of termination.

     10.1.2. Death. In the event of the death of Optionee while in the employ of the Company, the Option shall be exercisable at any time prior to the Expiration Date or the expiration of one year after the date of Optionee's death, whichever is earlier, but only if and to the extent Optionee was entitled to exercise the Option at the date of Optionee's death and only by the person or persons to whom Optionee's rights under the Option shall have passed by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death.

     10.1.3. Disability.

     (a) In the event Optionee's employment with the Company is terminated because of Optionee's disability within the meaning of subsection 10.1.3(b), below ("Disability"), the Option may be exercised by Optionee at any time prior to the Expiration Date or the expiration of one year after the effective date of such termination of employment, whichever is earlier, but only if and to the extent Optionee was entitled to exercise the Option at such effective date of termination.

     (b) Optionee is disabled for purposes of this Agreement if the Board of Company makes a good faith determination that Optionee suffers from Disability (as hereinafter defined) so as to be unable to substantially perform his duties hereunder for an aggregate of one hundred and eighty (180) calendar days during any period of twelve (12) consecutive months. As used in this Agreement, the term "Disability" shall mean the material inability, in the opinion of three-fourths (3/4) of the entire membership of the Board set forth in a resolution giving the particulars thereof, of Optionee to render his agreed-upon services to Company due to physical and/or mental infirmity, which opinion is concurred in by a physician or psychiatrist reasonably satisfactory to Company and Optionee or his duly appointed representative or guardian.

     10.1.4. For "Cause." In the event of the termination of Optionee's employment with the Company and/or any Related Corporation for "cause," the Option shall automatically terminate as of the first advice or discussion of such termination. Optionee shall thereafter have no right to purchase Shares pursuant to this Agreement. Termination for "cause" shall mean: (a) dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations) intoxication while at work, fraud, misconduct or disclosure of confidential information; (b) dismissal for cause as defined under any employment or other service contract entered into between Optionee and the employer; or (c) Optionee's persistent breach of (i) any policy, rule or regulation of the employer, or (ii) Optionee's terms of employment.

     10.1.5. Cancellation of Option. To the extent that the Option shall not have been exercised under the circumstances and within the limited periods set forth in this Agreement, all further rights to purchase Shares pursuant to this

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Agreement and the Option shall cease and terminate as of the  expiration of such applicable period, automatically and without notice or action by any party.


     11. TRANSFER OF SHARES/SECURITIES LAWS. All Shares acquired by Optionee (or Optionee's permitted successors) pursuant to an exercise of the Option shall be acquired by the purchaser for investment only and such purchaser shall not transfer the Shares so as to result in a distribution in violation of applicable federal and state securities laws. Optionee understands and agrees on behalf of Optionee (and Optionee's permitted successors) that any Shares which may be issued pursuant to an exercise of the Option may have such legends and restrictions on the certificates for the Shares and be subject to such stop-transfer instructions as the Company determines to be necessary or appropriate, and further agrees to execute such agreements regarding transfer of such Shares as the Company or its counsel may deem advisable. Optionee acknowledges that Shares acquired upon an exercise of the Option may be required to be held indefinitely in the absence of registration or the availability of exemptions from registration under applicable federal and state securities laws. Upon an exercise of the Option, the purchaser shall be required to execute an investment representation letter containing the representations set forth in this Section 11 and other representations required by the Company.

     12. CHANGES IN CAPITAL STRUCTURE.

     12.1. Adjustments Upon Changes in Capitalization. The number of Shares covered by the Option and the exercise price per Share shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     12.2. Effect of Certain Transactions.

     12.2.1. Termination or Acceleration of Exercise Rights. Except as provided in subsection 12.2.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which event the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of common stock of the Company (any such transaction is referred to as an "Exchange Event"), the Option shall terminate; provided, however, that if Optionee shall have held the Option for a period of at least one year from the date of this Agreement, Optionee shall have the right to exercise the Option, in whole or in part, whether or not any vesting requirements set forth in this Agreement have been satisfied. Any such exercise shall be deemed to take place immediately prior to the Exchange Event, assuming the Company receives the Exercise Notice at least two business days prior to such Event.

     12.2.2. Alternative for Conversion to Exchange Stock. If the shareholders of the Company are to receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of common stock of the Company in any Exchange Event, and if the issuer of the Exchange Stock agrees in writing to assume the obligations of the Company under this Agreement, then subsection
12.2.1 shall not apply and, alternatively, the Option shall automatically, upon the occurrence of the Exchange Event, be converted into an option to purchase shares of Exchange Stock. The amount and exercise price of shares of Exchange

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Stock  subject to the  converted  option shall be  determined  by adjusting  the amount and exercise price for Shares set forth in this Agreement in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Company's common stock are to receive as a result of such Exchange Event. The vesting schedule set forth in this Agreement, the Expiration Date, and all other provisions of this Agreement shall continue to apply to the converted option for the Exchange Stock. In the event the issuer of the Exchange Stock does not assume the Company's obligations under this Agreement, the Option shall terminate pursuant to subsection 12.2.1 unless sooner exercised in accordance with the terms of this Agreement.

     12.3. Fractional Shares. In the event of any adjustment in the number of Shares covered by the Option, any fractional shares resulting from such adjustment shall be disregarded and the Option shall cover only the number of full Shares resulting from such adjustment.

     12.4. Determination of Board of Directors to Be Final. All adjustments under this Section 12 shall be made by the board of directors of the Company, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive.

     13. RESERVATION OF SHARES. The Company shall set aside and reserve for the term of the Option set forth in Section 3 that number of shares of common stock of the Company (or other securities arising as a result of any adjustments made pursuant to Section 12) which will permit the Company to perform its obligations under this Agreement.

     14. MISCELLANEOUS.

     14.1. Notices. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be effective when delivered personally or sent by certified mail, postage prepaid, addressed as follows:

If to the Company:      NESCO INDUSTRIES, INC.
                        22-09 Queens Plaza North
                        Long Island City,  NY 11101

If to Optionee:         MATTHEW HARRITON
                        305 Madison Avenue
                        Suite 4510
                        New York, NY 10165

Either party may, by notice delivered as set forth in this Section 14.1, direct that future notices or demands be sent to a different address.

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     14.2.  Governing  Law;  Venue.  This  Agreement  shall be  governed  by and construed under the laws of the State of New York as to matters of procedure and substantive law. All disputes under this Agreement shall be settled by a court of competent jurisdiction of the State of New York.

     14.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior oral and written agreements, negotiations and understandings between such parties relating to the grant to Optionee of options to purchase capital stock of the Company. This Agreement may not be changed except by an instrument in writing signed by the Company and Optionee.

     14.4. Severability. If any term or provision of this Agreement, or the applicability of a term or provision to any person shall be deemed to any extent to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons other than those as to which it is held invalid or unenforceable, shall not be affected and shall continue in full force and effect.

     14.5. Titles and Subtitles. The titles and subtitles contained in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     14.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14.7. Attorneys' Fees and Costs. If legal action should arise between the parties concerning the interpretation of or performance in connection with this Agreement, the substantially prevailing party, as determined by the trier of fact in a final judgment or decree, shall recover from the other party in any trial, bankruptcy, appellate court or arbitration such costs and attorneys' fees as shall be fixed by the trier of fact.

     14.8. Rules of Construction. This Agreement shall be construed so that, whenever applicable, the use of the singular shall include the plural, the use of the plural shall include the singular, the use of any gender shall be applicable to all genders, and the word "person" shall include corporations, partnerships (including limited partnerships), estates, governmental authorities and all other legal entities. Unless expressly stated to be "business days," the term "days" as used in this Agreement shall mean calendar days.

     14.9. Specific Performance. The parties to this Agreement declare that it is impossible to measure in money the damages that will accrue to a party or to the personal representative or other administrator of the estate of a deceased party by reason of any failure to perform the obligations contained in this Agreement. Therefore, if any party or the personal representative or other administrator of the estate of a party shall institute any action or proceeding to enforce specifically the provisions of this Agreement, any person, including the Company, against whom such action or proceeding is brought, waives any claim or defense in such action or proceeding that such person has an adequate remedy

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at law or in damages, and such person shall not urge in any action or proceeding the claim or defense that such remedy at law or in damages exists.

     14.10. Acknowledgment Regarding Any Outstanding Rights and Options. The Company and Optionee acknowledge and agree the Option granted in this Agreement shall replace, supersede, cancel and annul any and all outstanding rights and/or options Optionee may have to acquire shares of the common stock of Company.

     14.11. Date of Agreement. This Agreement shall be dated and effective as of the Closing Date defined above.

IN WITNESS WHEREOF the parties have agreed to the terms hereof as of the date of this Agreement.

Company                                  Optionee
Nesco Industries, Inc.

By /s/                                   /s/
Authorized Signator                      Matthew Harriton

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                                                                       Exhibit A
                                                                       ---------

                         Notice of Election to Exercise
                         ------------------------------

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6.1 of that certain Nonqualified Stock Option Agreement (the
"Agreement") dated as of May __, 2000, between Nesco Industries, Inc. (the "Company") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase ______________ shares of the common stock of the Company at a purchase price of $_________ per share, for aggregate consideration of $_____________ on the terms and conditions set forth in the Agreement.. Such aggregate consideration, in the form specified in Section 6.2 of the Agreement, accompanies this Notice.

     The undersigned has executed this Notice this ______ day of _____________, 200_.


                                ___________________________________
                                [Name]


                                ___________________________________
                                [spouse]